                                 TNPC 2000 STOCK PLAN

       This 2000 Stock Plan (the "Plan") is hereby established by TNPC, Inc., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of the effective date set forth on the signature page hereto (the "Effective Date").

                                     ARTICLE I

                                PURPOSES OF THE PLAN

       1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified directors, officers, employees, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                     ARTICLE 2

                                    DEFINITIONS

       For purposes of this Plan and in addition to those terms defined in the preamble to this document, the following terms shall have the meanings indicated:

       2.1 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

       2.2    BOARD.  "Board" means the Board of Directors of the Company.

       2.3 CHANGE OF CONTROL. "Change of Control" means that one of the following events has occurred:

                     (a) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 25% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or its subsidiaries, (ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) any acquisition by any Person pursuant to a transaction which complies with clauses
              (i), (ii), (iii) and (iv) of subsection (c) below, (iv) prior to a Trigger Event, any acquisition by a Permitted Person, or (v) on or after a Trigger Event, any acquisition by a Permitted Person if either (x) such acquisition has been approved unanimously by all members of the Board prior to the consummation of such acquisition (excluding, however, any member of the Board who abstains from such approval) or (y) immediately after such acquisition such Permitted Person does not have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (unless such Person beneficially owned, directly or indirectly, more than 50% of the Outstanding Common Stock or Outstanding Voting Securities immediately prior to such acquisition, in which event such reference to 50% shall be to such higher percentage) of either the then Outstanding Common Stock or the then Outstanding
              Voting Securities; and provided further that for purposes of this subsection (a) or subsection 2.3(c), all shares of common stock or other securities acquirable upon exercise in full of all warrants issued by the Company that are issued prior to any Trigger Event and that are then outstanding (whether or not then exercisable) shall be deemed outstanding and owned by the holders of such warrants;

                     (b) Individuals who, as of the consummation of an IPO, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person was proposed as a nominee for director without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board;

                     (c) Consummation of a merger, consolidation or sale or other disposition (other than a pledge or similar encumbrance) of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination, 70% of the then outstanding shares of common stock and 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination (which resulting Person in connection with a merger for purposes of this subsection (c) shall be the surviving Person unless such surviving Person is or shall become a subsidiary of another Person and the owners of the Outstanding Common Stock and Outstanding Voting Securities receive stock of such other Person, in which case the resulting Person shall be such other Person) (provided, however, that, for the purposes of this clause (i), any shares of common stock or voting securities of such resulting Person received or otherwise owned by such beneficial owners (other than Permitted Persons) in such Business Combination other than as the result of such beneficial owners' ownership of Outstanding Common Stock or Outstanding Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such beneficial owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting Person); (ii) no Person (excluding any Person resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such Person resulting from such Business Combination),

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              other than a Permitted Person, beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Person resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such Person unless such Person owned 25% or more of the Outstanding Common Stock or Outstanding Voting Securities or common stock or combined voting power of the resulting Person immediately prior to the Business Combination;
              (iii) if such Business Combination is consummated on or after a Trigger Event, no Person, including a Permitted Person, beneficially owns, directly or indirectly, more than 50% (unless such Person beneficially owned, directly or indirectly, more than 50% of the Outstanding Common Stock or Outstanding Voting Securities immediately prior to the consummation of such Business Combination, in which event such reference to 50% shall be to such higher percentage) of the then-outstanding shares of common stock of the Person resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of the Person resulting from such Business Combination except that a Permitted Person may beneficially own in excess of such amounts if such Business Combination has been approved by all members of the Board prior to the consummation of such Business Combination (excluding, however, any member of the Board who abstains from such approval); (iv) immediately following such Business Combination at least a majority of the members of the board of directors of the Person resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination (but treating as a member of the board of directors of the Person resulting from such Business Combination any such member of the Board who has died or who has otherwise become physically or mentally unable to serve or who has on his or her own volition resigned or refused to serve who but for such condition or action would have been a director immediately after such Business Combination);

                     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company pursuant to the corporation laws of the jurisdiction of incorporation of the Company; or

                     (e) Notwithstanding the foregoing, a Change of Control shall not be deemed to occur if an acquisition, transfer or other event that would otherwise result in a Change of Control under this Section 2.3 is approved unanimously by all members of the Board prior to the consummation of such acquisition, transaction or other event (excluding, however, any member of the Board who abstains from such approval).

       2.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       2.5 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Article 10 hereof.

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       2.6    COMMON STOCK.  "Common Stock" means the common stock of the
Company, subject to adjustment pursuant to Section 4.2 hereof and further subject to the provisions of Section 9.6 hereof for the period prior to a Trigger Event.

       2.7 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option as specified in an Option Agreement.

       2.8 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

              (a) If the Common Stock is then listed or admitted to trading on a stock exchange or a NASDAQ market which reports closing sale prices, the Fair Market Value shall be the closing sale price on such principal stock exchange or NASDAQ market system on which the Common Stock is then listed or admitted to trading on the date of valuation, or, if no closing sale price is so quoted, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange or market system on the next preceding day for which a closing sale price is reported.

              (b) If the Common Stock is not then listed or admitted to trading on a stock exchange or NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

              (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

       2.9 IPO. "IPO" means the first consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act of 1933.

       2.10 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

       2.11 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

       2.12 OPTION AGREEMENT. "Option Agreement" means the written agreement between the Company and the Optionee with respect to an Option granted under the Plan.

       2.13   OPTIONEE.  "Optionee" means a Participant who holds an Option.

       2.14 PARTICIPANT. "Participant" means an individual or entity that has received a grant of an Option or a grant of Restricted Stock under the Plan, and where permitted under the Plan, includes such person's successors, heirs, legal representatives and assigns.

       2.15 PERMITTED PERSON. "Permitted Person" means (i) before, on or after a Trigger Event any or all of Enron Corp., Enron Energy Services LLC or Cortez Energy Services, LLC or any of their affiliates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act), (ii) before, on or after a Trigger Event, any transferee of Common Stock or warrants to acquire Common Stock from a Person referred to in clause (i) if such Person and its affiliates retain

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substantially all (i.e., at least 80%) of the economic risks and benefits of ownership, and other than with respect to warrants to acquire Common Stock, voting rights of such transferred Common Stock and (iii) on or after a Trigger Event, any other Person who immediately prior to such Trigger Event owns Outstanding Common Stock or Outstanding Voting Securities and who on or after such Trigger Event does not acquire any additional beneficial ownership of Outstanding Common Stock or Outstanding Voting Securities other than or as a result of acquisition by the Company or its subsidiaries. For purposes of this Plan, Enron Corp. and Enron Energy Services LLC shall be deemed to beneficially own all Outstanding Common Stock and Outstanding Voting Securities beneficially owned by Cortez Energy Services, LLC.

       2.16 PERSON. "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

       2.17 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

       2.18 RESTRICTED STOCK AGREEMENT. "Restricted Stock Agreement" means the written agreement entered into between the Company and a Participant with respect to Restricted Stock granted under the Plan to such Participant.

       2.19 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity that provides services to the Company or an Affiliated Company and who the Board authorizes to become a Participant in the Plan.

       2.20 TERMINATION OF EMPLOYMENT FOR CAUSE. "Termination of Employment for Cause" means that the Company has discharged an employee for cause following a determination by the Company that the employee:

                     (a) has materially failed to perform the duties assigned to employee under an employment agreement (or otherwise as those duties are assigned in the event there is no employment agreement between the Company and the employee), or has abandoned those assigned duties, and has not remedied the situation within 15 days after receipt of written notice from the Company specifying the failure or abandonment;

                     (b) has failed to abide by the Company's policies, rules, procedures or directives and has not remedied the situation within 15 days after receipt of written notice from the Company specifying the failures;

                     (c) has acted with gross negligence or with willful misconduct in his or her conduct which resulted or could have resulted in harm to the Company's standing among stockholders, customers, suppliers, employees or other business relationships;

                     (d) has been found guilty by, or has entered a plea of NOLO CONTENDERE with, a court of law with respect to fraud, dishonesty and/or a felony crime; or

                     (e) has engaged in other misconduct, including but not limited to, breach of fiduciary duty, theft, fraud, dishonesty, embezzlement, violation of securities laws,

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              violation of employment-related laws (including but not limited to laws prohibiting discrimination of employment), or falsification of employment applications or other business records.

       2.21 TERMINATION OF EMPLOYMENT BY REASON OF DEATH OR DISABILITY. "Termination of Employment by Reason of Death or Disability" means that an employee's employment with the Company has been terminated as a result of employee's (i) death, or (ii) becoming incapacitated or disabled so as to entitle employee to benefits under the Company's long-term disability plan (which entitlement, for purposes of administration of the Plan, shall be determined by the Committee), or (iii) becoming permanently and totally unable to perform employee's duties, even with reasonable accommodation as a result of any physical or mental impairment, which determination is supported by a written opinion by a physician selected by the Company.

       2.22 TERMINATION OF EMPLOYMENT BY REASON OF RETIREMENT. "Termination of Employment by Reason of Retirement" means that an employee's employment with the Company has terminated after the employee has either (i) attained the age of 65 or (ii) both attained the age of 60 and completed 10 or more years of continuous service with the Company.

       2.23 TERMINATION OF EMPLOYMENT WITHOUT CAUSE. "Termination of Employment Without Cause" with respect to an employee means that:

                     (a) The employment of the employee was involuntarily terminated by the Company for reasons other than Termination of Employment for Cause, Termination of Employment by Reason of Death or Disability, Termination of Employment by Reason of Retirement, or Voluntary Termination of Employment; provided, however, that the Company's failure to renew or extend an employment agreement such that the term of the agreement concludes, or the Company's termination of employment of an employee serving as an employee at will, shall not constitute an involuntary termination or Termination of Employment Without Cause; or

                     (b) The Company has breached a material provision of the employee's employment agreement, such breach remained uncorrected for 30 days following employee's written notice to the Company of such breach and the employee has terminated his employment with the Company after such 30 day period as a result of such uncured breach.

       2.24 TRIGGER EVENT. "Trigger Event" means the first to occur of (a) a consummation of an IPO or (b) any consolidation or merger of the Company with or into any Person as a result of which the Common Stock is converted into or exchanged for securities of any Person that are publicly traded on a national securities exchange or automated quotation system or for cash or for a combination of the foregoing.

       2.25 VOLUNTARY TERMINATION OF EMPLOYMENT. "Voluntary Termination of Employment" means that employee's employment with the Company has terminated because:

                     (a) the employee has resigned or otherwise left the employ of the Company on his or her own volition, other than in circumstances constituting a Termination of Employment for Cause, a Termination of Employment Without


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


              Cause, a Termination of Employment by Reason of Death or Disability, or a Termination of Employment by Reason of Retirement; or

                     (b) the Company has terminated the employment of an employee serving as an employee at will.

                                     ARTICLE 3

                           ELIGIBILITY AND PARTICIPATION

       3.1 EMPLOYEES. All employees of the Company or of an Affiliated Company are eligible to receive grants of Options or grants of Restricted Stock under the Plan. Where grants of Options or grants of Restricted Stock are made to or held by employees of an Affiliated Company, provisions in this Plan referring to the "Company" (E.G., Sections 2.20, 2.21, 2.22, 2.23 and 2.25) shall be read such that the Affiliated Company may act, operate or make determinations as if it were the Company for these purposes and otherwise Affiliated Company shall be inserted in substitution for Company where the context requires; provided, however, that only the Company may exercise the powers conferred upon the Company in Articles 9, 11 and 12 of the Plan, and that references to the Company in Sections 2.3, 2.9 and 2.24 refer to the Company only.

       3.2 NON EMPLOYEES. Members of the Board, officers of the Company and Service Providers who are not employees of the Company or an Affiliated Company are eligible to receive grants of Options or grants of Restricted Stock under the Plan.

       3.3 RIGHTS OF PARTICIPANTS. Upon the grant of Options or Restricted Stock pursuant to this Plan, the rights of the Participants with respect to the grant shall be as established by the grant agreement (the Option Agreement or the Restricted Stock Agreement, as applicable) and this Plan as administered by the Committee. The terms of any grant under this Plan cannot be modified, altered or amended unless such action is approved in writing by the Committee, and no other statements, representations, or writings of any kind not so approved by the Committee shall operate to modify those terms.

                                     ARTICLE 4

                                    PLAN SHARES

       4.1 SHARES SUBJECT TO THE PLAN. A total of 92,097 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised or become vested, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement or Restricted Stock Agreement, where in the case of either clause (a) or (b) no alternative consideration has been provided to the Participant, then the shares of Common Stock allocable to the unexercised portion of such Option or such grant of Restricted Stock shall again be available for grant or issuance under the Plan.

       4.2    CHANGES IN CAPITAL STRUCTURE; BUSINESS COMBINATIONS.

              (a) In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination

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       of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Committee to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements and Restricted Stock Agreements shall be adjusted in order to preserve, as nearly as practical, but not to increase, the benefits to Participants. Further, if an equity capital contribution is made to the Company, stockholders and Plan Participants will experience a dilution in their shares of Common Stock, Options, and rights to acquire Restricted Stock as a result of such contribution, but Plan Participants shall have no recourse with respect to that dilution.

              (b) In the event of any consolidation with or merger of the Company with or into another Person (except for a merger in which there is no change in or distribution with respect to the Common Stock), or in case of any sale or disposition to another Person of all or substantially all of the assets of the Company, then appropriate adjustments shall be made by the Committee so that the number and kind of shares and the price per share subject to outstanding Option Agreements and Restricted Stock Agreements shall thereafter cover, and shall only cover, the number and kind of shares of stock, other securities, property (including, without limitation, cash) or combination thereof to which the holder of the Option Agreements or Restricted Stock Agreements, as the case may be, would have received in connection with such merger, consolidation, sale or disposition of assets as if, immediately prior to such merger, consolidation or sale or disposition of assets, the holder of such Option Agreement or Restricted Stock Agreement had been the holder of the number of shares of Common Stock then subject to each Option or Restricted Stock, and the holder of each Option Agreement shall thereafter not have the right to acquire any Common Stock. For purposes of this Section 4.2(b), if holders of Common Stock have the right to make an election as to the form of consideration to be received in connection with any such transaction, then such adjustment shall provide for the holders of an Option Agreement or a Restricted Stock Agreement to receive the form of consideration or combination of consideration with respect to which the holders of the greatest number of shares of Common Stock so elect. Upon any consolidation with or merger of the Company with or into another Person in which Outstanding Option Agreements shall, pursuant to this
       Section 4.2(b), only represent the right to receive cash, the Committee shall have the right to cash-out or otherwise defease all outstanding Options by delivery of cash to the holders of Option Agreements in an amount equal to the difference between the applicable exercise price and the cash payable in respect of a share of Common Stock in connection with such merger or consolidation and holders of Option Agreements shall no longer have any claim or entitlement with respect to the Option Agreements.

              (c) In the event of any dividend or distribution in respect of shares of Common Stock other than an ordinary cash dividend or a dividend or distribution of additional shares of Common Stock (in which event the provisions of Section 4.2(a) shall apply), then the Committee shall have the power, but not the obligation, to adjust the number and kind of shares and the price per share subject to outstanding Option Agreements and Restricted Stock Agreements to the extent the Committee determines is necessary to preserve, as nearly as practical, but not to increase, the benefits to Participants.

              (d) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

                                     ARTICLE 5

                                      OPTIONS

       5.1 NATURE OF OPTIONS. Options granted under the Plan are not intended to constitute incentive stock options within the meaning of Section 422(b) of the Code.

       5.2 GRANTS OF OPTIONS. An Option entitles the Optionee to acquire shares of Common Stock by payment to the Company of the Exercise Price, subject to such terms, restrictions, and conditions as the Committee may determine at the time of grant. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed, with respect to Options granted prior to September 1, 2000, 15,000 (subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof) and may not exceed, with respect to Options granted on or after September 1, 2000, 7,500 (subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof). The limitations set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan with respect to Options to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable authority thereunder, any shares subject to Options that are canceled or repriced.

       5.3 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement, executed by both the Company and the Optionee, which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and the date upon which the grant will expire unless terminated earlier by other provisions of the Plan. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. No Option Agreement may amend or otherwise be inconsistent with the terms of the Plan.

       5.4 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Committee, but, on or after September 1, 2000, shall not be less than 100% of Fair Market Value on the date the Option is granted.

       5.5 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion or the Committee, subject to any legal restrictions, by: (a) cash; (b) check; (c) provided that a public market for the Common Stock exists, the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise, and further provided that shares of Restricted Stock that have not then vested do not qualify for this purpose; (d) the cancellation of indebtedness of the Company to the Optionee; (e) provided that a public market for the
Common Stock exists, a "same day sale" commitment from the Optionee and an
NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise
Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (f) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company;
or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law and acceptable to the Committee.

       5.6 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be administered by the Committee and specified in the Option Agreement. The term for exercise of any Option granted to any employee shall be ten years from the effective date of the Option Agreement and such term shall not be extended by the Committee, although that term may be shortened by the Committee or by operation of other provisions of this Plan. As to Options granted to non-employees pursuant to Section 3.2, the Committee shall determine the period of exercise, provided that no Option may be exercisable more than ten years after the date it is granted.

       5.7 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times, and subject to such conditions for accelerated vesting, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Committee.

       5.8 NON-TRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution and in accordance with Article 7, and during the life of the Optionee any Option shall be exercisable only by such Optionee or his or her legal representative; provided, however, that, in the discretion of and subject to the approval (which need not be given) of the Committee, an Option may be assigned or transferred in any manner which any such option is permitted to be assigned or transferred under the Code.

       5.9 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                     ARTICLE 6

                                  RESTRICTED STOCK

       6.1 GRANTS OF RESTRICTED STOCK. A grant of Restricted Stock pursuant to a Restricted Stock Agreement entitles the recipient to acquire shares of Common Stock subject to such terms, restrictions and conditions as the Committee may determine at the time of grant.

       6.2 GRANTS OF PERFORMANCE-BASED RESTRICTED STOCK. The Committee is authorized, but not required, to make grants of Restricted Stock which qualify as performance-based compensation under Section 162(m) of the Code such that the issuance of such Restricted Stock is contingent upon the attainment of pre-established performance criteria or such that the forfeiture restrictions with respect to such Restricted Stock lapse contingent upon attainment of pre-established performance criteria. The performance criteria to be used with respect to such Restricted Stock awards shall be any or a combination of: net income performance criteria, cash-flow performance criteria, earnings per share performance criteria, stock appreciation performance criteria, or total shareholder return performance criteria, as determined by the Committee. Performance criteria with respect to Restricted Stock grants made for each performance period, defined as each calendar year, shall be established by the Committee prior to the January 1 of each calendar year or such later date as may be permitted under Section 162(m) of the Code and interpreting authority promulgated thereunder. Notwithstanding any other provision of the Plan, no individual shall receive a grant of Restricted Stock pursuant to this Section 6.2 totaling more than, with respect to grants of Restricted Stock prior to September 1, 2000, 5,000 shares of stock in any calendar year performance period (subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof) or more than, with respect to grants of Restricted Stock on or after September 1, 2000, 2,500 shares of stock in any calendar year performance period (subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof).

       6.3 RESTRICTED STOCK AGREEMENT. Each Restricted Stock Agreement shall be executed by both the Company and the holder of the Restricted Stock and shall be in such form, and shall set forth the terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Committee shall, from time to time, deem desirable. Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement. No Restricted Stock Agreement may amend or otherwise be inconsistent with the terms of the Plan.

       6.4 RIGHTS AS A SHAREHOLDER. Upon issuance of Restricted Stock, a Participant shall have the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth herein and in the Restricted Stock Agreement. Unless the Committee shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested and are no longer subject to any restrictions on transfer in accordance with the terms of the Restricted Stock Agreement.

       6.5 VESTING OF RESTRICTED STOCK. The Restricted Stock Agreement shall specify the date or dates, the performance goals or objectives that must be achieved, if any, and any other conditions on which the Restricted Stock may vest.

       6.6 DIVIDENDS. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on unvested Restricted Stock shall be withheld from the respective Participant and credited by the Company to the Participant's account in the general accounts of the Company and not in any trust or related account for the benefit of the Participant. At such time as a Participant becomes vested in a portion of the grant of Restricted Stock, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such vested Restricted Stock, shall be released or made available to the Participant. Interest shall not be paid on any dividends or distributions or cash equivalent thereof which have been credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in shares of Common Stock of the Company rather than in cash. If payment is made in shares, the conversion to shares shall be at the Fair Market Value. Dividends and distributions, or cash equivalent thereof credited on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited.

       6.7 NON-ASSIGNABILITY OF RIGHTS. No Participant's right to acquire shares of Restricted Stock shall be assignable or transferable except by will or the laws of descent and distribution and in accordance with Article 7; provided, however, in the discretion of and subject to the approval (which need not be given) of the Committee, Restricted Stock may be assigned or transferred in any manner which any such grant is permitted to be assigned or transferred under the Code. In the event of any such assignment or transfer, the shares of Restricted Stock held by the transferee shall remain subject to forfeiture pursuant to the application of Section 7.1(d) or (e) as if no transfer had occurred.

                                     ARTICLE 7

                             TERMINATION OF EMPLOYMENT,
                       OR TERMINATION OF STATUS AS DIRECTOR,
                     NON-EMPLOYEE OFFICER, OR SERVICE PROVIDER


       7.1 EFFECT OF TERMINATION OF EMPLOYMENT. Unless otherwise provided pursuant to an Option Agreement or Restricted Stock Agreement and approved by the Committee, in the event of a termination of employment of a Participant who is an employee of the Company, Options that have been granted to that employee and are outstanding but which have not been exercised (whether or not then subject to the right to exercise) and Restricted Stock granted to that employee which is outstanding and which has not vested, shall be treated as follows:

              (a) Upon Termination of Employment by Reason of Death or Disability, any then-outstanding (whether or not otherwise exercisable at that time) Options shall become immediately exercisable by the Optionee or his or her legal representative, and shall remain exercisable until the earlier of three years after the date of the termination of employment or the expiration of the grant, and any prior grant of Restricted Stock that is outstanding shall immediately vest to the extent it has not vested and shall be available for sale or other disposition subject to the terms of the Plan;

              (b) Upon Termination of Employment Without Cause or Termination of Employment by Reason of Retirement, any then-outstanding (whether or not otherwise exercisable at that time) Options shall become immediately exercisable and shall remain subject to exercise until the earlier of three years after the date of the termination of employment or the expiration of the grant;

              (c) Upon Termination of Employment Without Cause or upon attaining the age or age and service requirement to qualify for a Termination of Employment by Reason of Retirement, any prior grant of Restricted Stock that is outstanding to the extent it has not vested shall immediately vest and shall be available for sale or other disposition subject to the terms of the Plan;

              (d) Upon Voluntary Termination of Employment, any then-outstanding (whether or not otherwise exercisable at that time) Options shall be cancelled at the time of termination and shall no longer be exercisable, and any then-outstanding Restricted Stock that has not then vested shall be cancelled and rendered null and void at the time of such termination; provided, however, that if the date of Voluntary Termination occurs after the earlier of a Trigger Event or June 30, 2001, any then-outstanding Options that were exercisable as of the date of Voluntary Termination of Employment may be exercised within 60 days of the date of Voluntary Termination of Employment; or

              (e) Upon Termination of Employment for Cause, any then-outstanding (whether or not otherwise exercisable at that time) Options shall be cancelled at the time of termination and shall no longer be exercisable, and any then-outstanding Restricted Stock that has not then vested shall likewise be cancelled and rendered null and void.

       7.2 CHANGE IN STATUS FROM EMPLOYEE TO SERVICE PROVIDER. If an employee terminates his or her employment and immediately thereafter commences as a Service Provider, the Committee may, but is not required to, waive the provisions of either Section 7.1(b), 7.1(c) or 7.1(d) above and treat that individual as if he or she remained as an employee for purposes of the administration of the Plan and the operation of any Option Agreement or Restricted Stock Agreement between the Company and such individual, as long as such individual remains a Service Provider of the Company.

       7.3 EFFECT OF TERMINATION OF STATUS AS DIRECTOR. Unless otherwise provided pursuant to an Option Agreement or Restricted Stock Agreement, in the event of termination of an individual's status as director of the Company, Options that have been granted to that director and are outstanding but which have not been exercised (whether or not then subject to the right to exercise) and Restricted Stock granted to that director which is outstanding and has not become vested, shall be treated as follows:

              (a) Upon termination of status as a director by reason of (i) retirement as a director at or after the retirement age specified in the Company's bylaws or by a resolution adopted by the Board and with the consent of the Board, (ii) the director's total or permanent disability,
       (iii) the director's death (iv) the director's resignation from the Board and in connection therewith the Board has consented to the full vesting of Options and Restricted Stock held by such director, or (v) the director's not standing for election at a shareholders' meeting and in connection therewith the Board has consented to the full vesting of Options and Restricted Stock held by such director, any then outstanding (whether or not exercisable at that time) Options shall become available for exercise by the director or his or her legal representative and shall remain exercisable until the earlier of the expiration of three years or the expiration of the grant, and any prior grant of Restricted Stock then outstanding shall immediately vest to the extent it has not vested and shall be available for sale or other disposition subject to the terms of the Plan; or

              (b) Upon termination of status as director other than as described in subsection (a) above, all Options to the extent not theretofore exercised shall be cancelled at the time of termination and shall no longer be exercisable, and all Restricted Stock to the extent then not vested shall likewise be cancelled and rendered null and void.

              (c) If an individual is a director of the Company and also an employee of the Company or a Service Provider, the provisions of this
       Section 7.3 shall apply only to the

       Option Agreements and Restricted Stock Agreements which expressly provide that they are granted to such Participant in his or her capacity as a director and not as an employee or Service Provider (in which event the provisions of Article 7 shall apply).

       7.4 CHANGE IN STATUS FROM DIRECTOR TO SERVICE PROVIDER. If a director terminates his or her directorship and immediately thereafter commences as a Service Provider, the Committee may, but is not required to, waive the provisions of Section 7.3(b) above and treat that individual as if he or she remained as a director for purposes of the administration of the Plan and the operation of any Option Agreement or Restricted Stock Agreement between the Company and such individual, as long as such individual remains a Service Provider.

       7.5 EFFECT OF TERMINATION AS NON-EMPLOYEE OFFICER OR SERVICE PROVIDER. Unless otherwise provided pursuant to an Option Agreement or Restricted Stock Agreement, in the event of the termination of a Person's status as (a) an officer of the Company who is not an employee of the Company or Affiliated Company, or (b) as a Service Provider, any then-outstanding (whether or not otherwise exercisable at that time) options shall be cancelled at the time of such termination and shall no longer be exercisable, and any then-outstanding Restricted Stock that has not then vested shall be cancelled and rendered null and void at the time of such termination.

                                     ARTICLE 8
                                 CHANGE OF CONTROL

       8.1 CHANGE OF CONTROL. Unless otherwise provided pursuant to an Option Agreement or Restricted Stock Agreement, upon the occurrence of any Change of Control, (a) any then-outstanding (whether or not otherwise exercisable at that time) Options held by any then director, employee, officer or Service Provider shall become immediately exercisable and shall remain subject to exercise until the later of (i) the date such Option would remain subject to exercise but for this Section 8.1 and (ii) the earlier of three years after the date of the Change of Control or the expiration of the grant; and (b) any prior grant of Restricted Stock that is outstanding to the extent it has not vested shall immediately vest and shall be available for sale or other disposition subject to the terms of the Plan.

                                     ARTICLE 9
                       PROVISIONS RELATING TO A TRIGGER EVENT

       9.1 ARTICLE CONTROLS. Any provisions of the Plan, any Option Agreement or any Restricted Stock Agreement to the contrary notwithstanding, the provisions of this Article 9 shall control with respect to all periods prior to the consummation of a Trigger Event and, with respect to Sections 9.2 and 9.3, after the consummation of a Trigger Event to the extent provided therein; provided, however, that an Option Agreement or a Restricted Stock Agreement may modify the terms of this Article 9 to the extent expressly permitted under this Article 9.

       9.2 RESTRICTIONS ON EXERCISE OF OPTIONS. No Option granted under the Plan may be exercised in whole or in part at any time prior to the earlier of the consummation of a Trigger Event or December 31, 2008 (the "First Exercise Date") except that the Committee, in its sole discretion and subject to such terms and conditions as the Board may impose, may allow the exercise of such Option; provided, however, that if an Optionee's employment with the Company terminates prior to the First Exercise Date for any reason other than Termination of Employment for Cause or, prior to June 30, 2001, for any reason other than Termination of Employment for Cause or a Voluntary Termination of Employment, or an Optionee's directorship terminates prior to the First Exercise Date for any reason referred to in
Section 7.3(a), the exercise period of such Optionee with respect to vested Options shall be extended (except to the extent the Option Agreement expressly provides for a shorter exercise period under such circumstances prior to the First Exercise Date) until the later of (i) the date the Option would cease to be exercisable but for this Article 9, and (ii) the earlier of (x) the date which is six months after the earlier of (I) the First Exercise Date (unless the First Exercise Date results from the consummation of an IPO in which event the date which is six months after the expiration of any applicable lock-up period referred to in the last sentence of this Section 9.2) or (II) the first date the Committee allows exercise of such Option or (y) the expiration of the term of exercise of such Option without regard to the termination of employment or the termination of directorship. Notwithstanding the foregoing, if the First Exercise Date results from the consummation of an IPO, then no Option granted under the Plan may be exercised in whole or in part at any time prior to the 180th day following the consummation of the IPO unless prior to such exercise the Optionee executes and delivers to the Company a "lock-up" agreement in the form requested by the Company prohibiting such Optionee from selling Common Stock or taking similar action until after such 180th day unless the Company waives such requirement.

       9.3 RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK. Unless the Board otherwise consents, prior to the consummation of a Trigger Event (or if the Trigger Event results from the consummation of an IPO, then prior to the 180th day following the consummation of the IPO), no Restricted Stock or shares of Common Stock acquired upon the vesting of Restricted Stock may be assigned or transferred.

       9.4 BENEFICIAL OWNERSHIP. In determining the beneficial ownership of Outstanding Common Stock or Outstanding Voting Securities of a Person for purposes of the definition of Change of Control, such beneficial ownership shall be determined as if the Stockholders Agreement dated as of January 6, 2000 among the Company and the Stockholders named therein, as amended, did not exist.

       9.5 CHANGE OF CONTROL. Prior to a Trigger Event, the references to "25%" in subsection 2.3(a) and subsection 2.3(c) shall be deemed to be references to "40%", and the references to "70%" in subsection 2.3(c) shall be deemed to be references to "a majority."

       9.6 COMMON STOCK. Prior to a Trigger Event, the term "Common Stock" shall mean the non-voting common stock of the Company, subject to adjustment pursuant to Section 4.2 hereof; provided, however, that term "Common Stock" as used in Sections 2.3 and 2.24 shall mean the common stock and the non-voting common stock of the Company, and the term "Common Stock" as used in Section
2.9 shall mean the common stock or the non-voting common stock of the Company.

       9.7 AFFILIATED COMPANY. Prior to a Trigger Event, the term "Affiliated Company" shall also include any Permitted Person.

                                     ARTICLE 10
                             ADMINISTRATION OF THE PLAN

       10.1 COMMITTEE. The Plan shall be administered by the Committee, which shall be appointed by the Board; provided, however, that prior to the consummation of an IPO and unless the Board acts otherwise, the Committee shall be the Special Committee of the Board. For any period during which compensation derived with respect to awards made under the Plan would be potentially subject to the compensation deduction limitations of Section 162(m) of the Code, the members of the Committee shall be comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Code and applicable interpretative authority thereunder).

       10.2 POWERS OF THE COMMITTEE. In addition to any other powers or authority conferred upon the Committee elsewhere in the Plan or by law and subject to the limitations provided elsewhere herein, the Committee shall have full power and authority: (a) to determine, or to delegate the determination to the chief executive officer of the Company subject to any limitations imposed by the Committee, the persons to whom, and the time or times at which, Options and awards of Restricted Stock shall be granted, the number of shares to be represented by each Option and grant of Restricted Stock and the consideration, if any, to be received by the Company upon the exercise thereof; (b) to construe and interpret provisions of the Plan and other documents and agreements pertaining to the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Restricted Stock Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Restricted Stock Agreement granted under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Restricted Stock Agreement; (g) to accelerate the vesting of any Option or grant of Restricted Stock; (h) to extend the exercise date of any Option and vesting date of any grant of Restricted Stock, but not beyond ten years from the date of grant of such Option or Restricted Stock; (i) to amend outstanding Option Agreements and Restricted Stock Agreements to provide for, among other things, any change or modification which the Committee could have provided for upon the grant of an Option or Restricted Stock or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Committee in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

       10.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.

                                      ARTICLE 11
                       AMENDMENT AND TERMINATION OF THE PLAN

       11.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Committee so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

       11.2 TERMINATION. Unless the Plan shall have been terminated by prior authorized or required act, no Options or grants of Restricted Stock may be granted under the Plan after January 6, 2010, but Option Agreements and Restricted Stock Agreements then outstanding shall continue in effect in accordance with their respective terms and provisions.

                                      ARTICLE 12
                                  TAX WITHHOLDING

       12.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan.
To the extent permissible under applicable tax, securities and other laws, the Committee may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock up to, but not more than, an amount calculated by the Company at the minimum withholding rate or
(b) delivering to the Company shares of Common Stock owned by the Participant without restriction for a period of at least six months. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                     ARTICLE 13
                                   MISCELLANEOUS

       13.1 STOCKHOLDER APPROVAL. Notwithstanding anything to the contrary herein, no Option shall be exercisable nor shall any Restricted Stock vest unless the Plan is approved by the shareholders of the Company within twelve months of the Effective Date.

       13.2 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the choice of law rules of the State of Delaware.

       13.3 SUCCESSORS. The terms and conditions of this Plan shall inure to the benefit of and bind the Company and the Participants and their successors, permitted assignees, and representatives.

       13.4 BENEFITS NOT ALIENABLE. Other than as provided by this Plan, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect and shall operate, in the Committee's discretion, to cancel the grant of Options or Restricted Stock at issue.

       13.5 NO ENLARGEMENT OF RIGHTS. This Plan is strictly a voluntary undertaking of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant or, in the case of directors, officers or Service Providers, consideration for, or an inducement to, or a condition of the Participant's respective services to the Company. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee, director, officer or Service Provider of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

       13.6 NOTICES. All notices required in connection with the Plan shall be in writing and sent by first class mail with postage prepaid. Any notice to the Company shall be addressed to the attention of its then Chief Executive Officer at the principal office of the Company. Any notice to Participant shall be addressed to the Participant at the most recent address for such person in the Company's records.

       13.7 GENDER, SINGULAR AND PLURAL. All pronouns, and any variations thereof, shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) or entity(s) may require. As the context may require, the singular may be read as the plural and the plural as the singular.

       13.8 CAPTIONS. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

       Adopted pursuant to resolution of the Board of Directors of the Company this 6th day of September, 2000, effective as of the 6th day of January, 2000.

TNPC, INC.



BY:
   ------------------------------
TITLE